Exhibit (g)(i)(2)

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANY REGISTERED WITH THE SEC AND THE PORTFOLIO THEREOF, IF ANY

SSGA Master Trust

Blackstone/GSO Senior Loan Portfolio

Dated: May 7, 2018